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VIA FACSIMILE

October 14, 1996

Mr. Budd Friedman
President
Improvisation, Inc.

RE:      EVENING AT THE IMPROV SPECTACULAR

Dear Mr. Friedman:

The purpose of this letter is to memorialize our understandings with respect to the co-production of the show and concept tentatively entitled Evening at the Improv Spectacular (hereinafter collectively referred to as the "Show") between On Stage Entertainment, Inc., a Nevada corporation ("On Stage") and Budd Friedman, an individual and as President of Improvisation, Inc. (together "Improvisation"). To this end, we are with the understanding that the following terms and conditions will govern our co-production of the Show:

Name of Production (tentative):     Evening at the Improv Spectacular.

Basic Show Content:                 Comedy show incorporating several
                                    comedians, comedic skits, dancers, comedic production numbers, sets, choreography lighting, etc.

Capital Contribution:               Actual pre-production costs to be
                                    contributed equally (50/50) between On Stage and Improvisation.

Asset Contribution:                 In the event either party contributes assets
                                    (sets, props) to the Show, the value of
                                    those assets contributed will be credited to the respective parties 50% capital contribution at such amount that is to be mutually agreed upon between the parties

Division of Profits:                Profits will be divided equally (50% to On
                                    Stage/50% to Improvisation)

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Definition of Profits:              For purposes of this agreement letter,
                                    Profits shall be defined as gross revenues minus actual costs incurred by each party, which costs shall include the amortized value of all capital and asset contributions. Each party shall have the right to reasonably request documentation in support of the actual costs the other party seeks reimbursement or credit for.

Billing Rights:                     An On Stage Entertainment and Improvisation
                                    production.

Concept Ownership:                  As this Show and the underlying concept is
                                    being developed as a joint venture, the
                                    rights to the show and concept shall be
                                    owned equally (50% by On Stage/50% by
                                    Improvisation).

Term of Agreement:                  This Agreement will automatically expire if
                                    no action is taken on this Co-Production during any nine (9) month period.

If the above accurately represents your understandings with respect to the material terms that will govern the Show, please acknowledge the same by affixing your signature below. Upon execution hereof, please allow this letter of understanding to serve as our agreement until such time as a more formal agreement can be prepared which incorporates those terms and conditions which are normally contained therein.

Very Truly Yours,                                Agreed and Accepted,



                                                 ------------------------

                                                 Budd Friedman
                                                 an individual



David Hope
President
Legends in Concert, Inc.,
a wholly owned subsidiary of
On Stage Entertainment, Inc.

                                                 ------------------------
                                                 Budd Friedman
                                                 President
                                                 Improv West, Inc.